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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-32238 of Greater Bay Bancorp on Form S-4 of our report dated January 21, 2000, appearing in the Annual Report on Form 10-K of Coast Bancorp for the year ended December 31, 1999 and to the references to us under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

April 3, 2000